FOLEY & LARDNER
                                ATTORNEYS AT LAW

CHICAGO                           FIRSTAR CENTER                      SACRAMENTO
DENVER                      777 EAST WISCONSIN AVENUE                  SAN DIEGO
JACKSONVILLE             MILWAUKEE, WISCONSIN 53202-5367           SAN FRANCISCO
LOS ANGELES                  TELEPHONE (414) 271-2400                TALLAHASSEE
MADISON                      FACSIMILE (414) 297-4900                      TAMPA
MILWAUKEE                                                       WASHINGTON, D.C.
ORLANDO                                                          WEST PALM BEACH
                              WRITER'S DIRECT LINE


EMAIL ADDRESS                                               CLIENT/MATTER NUMBER
                                                                    072603/0101


                                November 29, 1999



FMI Funds, Inc.
225 East Mason Street
Milwaukee, WI  53202

Gentlemen:

          We have acted as counsel for you in connection with the preparation of an Amended Registration Statement on Form N-1A relating to the sale by you of an indefinite amount of FMI Funds, Inc. Common Stock, $.01 par value (such Common Stock being hereinafter referred to as the "Stock") in the manner set forth in the Registration Statement to which reference is made. In this connection we have examined: (a) the Amended Registration Statement on Form N-1A; (b) your
Articles of Incorporation and By-Laws, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

          Based upon the foregoing, we are of the opinion that the shares of Stock when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable.

          We hereby consent to the use of this opinion as an Exhibit to the Amended Registration Statement on Form N-1A. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                           Very truly yours,


                                           /s/ FOLEY & LARDNER
                                           FOLEY & LARDNER